Press Release

In Observance of the National Day of Mourning for President George H.W. Bush, Verint Reschedules its Third Quarter Earnings Call to Thursday, December 6, 2018 at 8:30 a.m.

MELVILLE, N.Y., December 3, 2018 — Verint® Systems Inc. (Nasdaq: VRNT) today announced that, in observance of the December 5, 2018 National Day of Mourning to honor former President George H.W. Bush, Verint is rescheduling its third quarter earnings call to Thursday, December 6, 2018 at 8:30 a.m. ET. An earnings press release will be issued before the call on December 6th.
Conference Call
A real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (International). The passcode is 7880725. Please dial in 5-10 minutes prior to the scheduled start time.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, NEXT IT, OPINIONLAB, TERROGENCE, SENSECY, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, EDGEVR, RELIANT, VANTAGE, STAR-GATE, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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Investor Relations Contact:

Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com